UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture for 6.25% Senior Notes due 2026

On May 14, 2018, Oasis Petroleum Inc. (the “Company”) completed its offering of $400 million in aggregate principal amount of its 6.25% senior unsecured notes due 2026 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (collectively, the “Guarantors”): Oasis Midstream Services LLC, Oasis Petroleum LLC, Oasis Petroleum North America LLC, Oasis Well Services LLC, Oasis Petroleum Permian LLC, Oasis Petroleum Marketing LLC, OMP GP LLC and OMS Holdings LLC. The terms of the Notes are governed by the indenture dated as of May 14, 2018 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee.

The Notes will mature on May 1, 2026, and interest is payable on the Notes on each May 1 and November 1, commencing on November 1, 2018. At any time prior to May 1, 2021, the Company may redeem up to 35% of the Notes at a redemption price of 106.250% of the principal amount, plus accrued and unpaid interest to the redemption date, in an amount not greater than the net proceeds of certain equity offerings. In addition, prior to May 1, 2021, the Company may redeem some or all of the Notes for cash at a redemption price equal to 100% of the principal amount thereof plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. The Company must offer to repurchase the Notes if it experiences specific kinds of changes of control or sells assets under certain circumstances. On and after May 1, 2021, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.125% for the twelve-month period beginning on May 1, 2021, 101.563% for the twelve-month period beginning May 1, 2022, and 100.000% beginning on May 1, 2023, plus accrued and unpaid interest to the redemption date.

The Notes are the Company’s senior unsecured obligations, rank equally in right of payment with all of the Company’s existing and future senior debt and rank senior in right of payment to all of the Company’s future subordinated debt. The Notes are effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) make investments; (ii) incur additional indebtedness or issue preferred stock; (iii) create liens; (iv) sell assets; (v) enter into agreements that restrict dividends or other payments by restricted subsidiaries; (vi) consolidate, merge or transfer all or substantially all of the assets of the Company; (vii) engage in transactions with affiliates; (viii) pay dividends or make other distributions on capital stock or prepay subordinated indebtedness; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and S&P Global Ratings and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants.

The Indenture contains customary events of default, including:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due of the principal of, or premium, if any, on the Notes;

•	failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $35.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $35.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

•	any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The description of the Indenture is a summary and is qualified in its entirety by the terms of the Indenture.

Eighth Supplemental Indenture for 2019 Notes and Ninth Supplemental Indenture for 2021 Notes

Pursuant to the Company’s previously announced consent solicitations (the “Consent Solicitations”) made in conjunction with its cash tender offers (the “Tender Offers”) to purchase certain of its senior unsecured notes, the Company received consents from holders of the Company’s 7.25% Senior Notes due 2019 Notes (the “2019 Notes”) and 6.5% Senior Notes due 2021 (the “2021 Notes”) to amend certain provisions of the applicable indentures governing the 2019 Notes and 2021 Notes. Following receipt of the requisite consents of the applicable holders of the 2019 Notes and 2021 Notes, on May 14, 2018, the Company entered into: (i) the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) to the Indenture, dated as of February 2, 2011, among the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee, as supplemented and amended as of the date thereof, and (ii) the Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”) to the Indenture, dated as of November 10, 2011, among the Company, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee, as supplemented and amended as of the date thereof. The Eighth Supplemental Indenture and the Ninth Supplemental Indenture eliminate substantially all of the restrictive covenants and certain events of default and modify the minimum notice period requirements for redemption of the 2019 Notes and 2021 Notes, respectively. The Eighth Supplemental Indenture and the Ninth Supplemental Indenture became operative upon the purchase by the Company of a majority of the outstanding 2019 Notes and 2021 Notes, respectively, pursuant to the Tender Offers.

Copies of the Eighth Supplemental Indenture and the Ninth Supplemental Indenture are filed as Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and are incorporated herein by reference. The descriptions of the Eighth Supplemental Indenture and the Ninth Supplemental Indenture contained herein are qualified in their entirety by the full text of such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture for 6.25% Senior Notes due 2026” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On May 14, 2018, the Company issued a press release announcing the results of the Tender Offers and the Consent Solicitations as of the Early Tender Date, its intent to enter into the Eighth Supplemental Indenture and the Ninth Supplemental Indenture and its intent to redeem all of the 2019 Notes remaining outstanding. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On May 14, 2018, the Company directed U.S. Bank National Association, as trustee with respect to the 2019 Notes, to notify each holder of outstanding 2019 Notes that the Company had elected to redeem all outstanding 2019 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date of May 29, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of May 14, 2018, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.2	Eighth Supplemental Indenture, dated as of May 14, 2018, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

4.3	Ninth Supplemental Indenture, dated as of May 14, 2018, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

99.1	Press release dated May 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: May 18, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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